Exhibit (h)(2)

Form of

Amendment No. 2

Transfer Agency and Service Agreement

This Amendment No. 2 To Transfer Agency and Service Agreement (“Amendment No. 2”), dated as of January 17, 2020 (“Effective Date”), is being entered into by and between The Bank of New York Mellon (“BNY Mellon” or “Transfer Agent”) and each Legg Mason registered investment company listed on Schedule A to this Amendment No. 2 (each, the “Trust”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Original Agreement (as defined below).

Background

BNY Mellon and the Trust previously entered into the Transfer Agency and Service Agreement made as of January 1, 2018 (“Original Agreement”). The parties wish to amend the Original Agreement as set forth in this Amendment No. 2.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.    Modifications to Original Agreement. The Original Agreement is hereby amended by deleting Schedule A in its entirety and replacing it with the Schedule A attached to this Amendment No. 2.

2.    Adoption of Amended Agreement by the Trust. The Trust acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 2, the Portfolios listed on Schedule A to this Amendment No. 2 shall receive services under the Original Agreement as amended by this Amendment No. 2 (“Amended Agreement”) as of the Effective Date, or if BNY Mellon commenced providing services to the Portfolio prior to the Effective Date, as of the date BNY Mellon first provided services to such Portfolio, (ii) it is bound by all terms and conditions of the Amended Agreement as of such date, and (iii) the duly authorized officer of the Trust identified on the signature page annexed hereto has full power and authority to enter into this Amendment No. 2 on behalf of the Trust and the Portfolios.

3.    Remainder of Original Agreement. Except as specifically modified by this Amendment No. 2, all terms and conditions of the Original Agreement shall remain in full force and effect.

4.    Governing Law. The governing law of the Original Agreement shall be the governing law of this Amendment No. 2.

5.    Entire Agreement. This Amendment No. 2 constitutes a complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Original Agreement with respect to such subject matter.

6.    Facsimile Signatures; Counterparts. This Amendment No. 2 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 2 or of executed signature pages to this Amendment No. 2 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 2.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

EACH LEGG MASON REGISTERED INVESTMENT COMPANY LISTED ON SCHEDULE A HERETO

By:

Name:	Jane Trust

Title:	President and Chief Executive Officer

THE BANK OF NEW YORK MELLON

By:

Name:

Title:

SCHEDULE A

(Dated: January 17, 2020)

This Schedule A, amended and restated effective as of January 17, 2020 (“Effective Date”), is Schedule A to the Transfer Agency and Services Agreement, made as of January 1, 2018, between The Bank of New York Mellon as Transfer Agent and each Legg Mason registered investment company (each, the “Trust”) listed below (“Original Agreement”), as amended through the Effective Date.

List of Trusts/Portfolios

Legg Mason ETF Investment Trust

BrandywineGLOBAL - Global Total Return ETF
ClearBridge All Cap Growth ETF
ClearBridge Dividend Strategy ESG ETF
ClearBridge Large Cap Growth ESG ETF
Legg Mason Emerging Markets Low Volatility High Dividend ETF
Legg Mason Global Infrastructure ETF
Legg Mason International Low Volatility High Dividend ETF
Legg Mason Low Volatility High Dividend ETF
Legg Mason Small-Cap Quality Value ETF
Western Asset Short Duration Income ETF
Western Asset Total Return ETF

ActiveShares ETF Trust
ClearBridge Focus Value ETF*

*Added to Schedule as of Effective Date